Exhibit 99.1

Encore Capital Group Announces Redemption of All Outstanding 4.00% Convertible Senior Notes Due 2029

SAN DIEGO, July 22, 2026 -- Encore Capital Group, Inc. (Nasdaq: ECPG) (“Encore” or the “Company”), an international specialty finance company, announced today that on July 22, 2026 (the “Redemption Notice Date”), it has issued a notice (the “Redemption Notice”) to holders of the Company’s 4.00% Convertible Senior Notes due 2029 (CUSIP No. 292554 AP7) (the “Notes”), calling all $230.0 million aggregate principal amount of the Notes for redemption on September 24, 2026 (the “Redemption Date”). The Company’s redemption right in respect of the Notes arises pursuant to Section 14.07 of the Indenture, dated as of March 3, 2023 (the “Indenture”), between the Company and Truist Bank, as trustee (the “Trustee”), as a result of the last reported sale price per share of the Company’s common stock having exceeded 130% of the conversion price on each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the Redemption Notice Date.
Redemption Process
The redemption price will be payable on the Redemption Date in cash and equal to 100% of the principal amount of the Notes outstanding on the Redemption Date, plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date (the “Redemption Price”). For each $1,000 principal amount of Notes, the Redemption Price will be equal to approximately $1,001. Unless the Company defaults in making payment of the Redemption Price, interest on the Notes will cease to accrue on and after the Redemption Date.
For all Notes surrendered in book-entry form, payment of the Redemption Price will be made through the facilities of The Depository Trust Company (“DTC”), and all redeemed Notes in book-entry form will be surrendered for payment of the Redemption Price in accordance with the applicable rules and procedures of DTC.
Right to Convert the Notes
Holders of the Notes may surrender their Notes (or any portion thereof having a principal amount that is an integral multiple of $1,000) for conversion at any time prior to 5:00 p.m. (New York City time) on September 22, 2026 or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Redemption Price is paid. To convert any Note, the holder must comply with the applicable rules and procedures of DTC. Upon conversion, a holder will not receive any separate cash payment for accrued and unpaid interest, and the Company’s settlement of the conversion obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but excluding, the relevant conversion date. Any Notes submitted for conversion after they are called for redemption will be settled in cash. Any Notes not converted prior to the applicable deadline will be redeemed for the Redemption Price on the Redemption Date and will thereafter be canceled and cease to be outstanding.
As of the Redemption Notice Date, the conversion rate of the Notes is 15.1763 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $65.89 per share.

The sending of the Redemption Notice to the holders of the Notes constitutes a “Make-Whole Fundamental Change” under the Indenture, and therefore the conversion rate is required to be increased in accordance with Section 13.03 of the Indenture for Notes surrendered for conversion during the period beginning on, and including, the Redemption Notice Date, and ending at 5:00 p.m. (New York City time) on September 22, 2026 (the “Make-Whole Conversion Period”). The conversion rate applicable to such conversions will be increased by 1.0293 additional shares to 16.2056 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $61.71 per share. The conversion rate will remain subject to adjustment in accordance with the Indenture from time to time upon the occurrence of certain events.
Truist Bank is acting as Trustee, paying agent and conversion agent under the Indenture, and its address is 2713 Forest Hills Road, Building 2 - Floor 2, Wilson, North Carolina 27893, Attention: Encore Capital Group – Client Manager – Patrick Giordano.
Holders who have questions or who wish to discuss the redemption may contact the Company’s Investor Relations representative by email at Bruce.Thomas@encorecapital.com.
This press release does not constitute a notice of redemption under the Indenture. The Redemption Notice is being delivered to holders separately in accordance with the terms of the Indenture. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the notes or as contained in this press release.
Capped Call Transactions
In connection with the pricing of the Notes in February 2023, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). In connection with the redemption, the Company expects that the capped call transactions will unwind and terminate in full. In connection with any such unwind and termination, the Company would receive from each option counterparty an amount of cash (or shares of the Company’s common stock if agreed with the applicable option counterparty) reflecting the then-current option value of such capped call transaction, as determined pursuant to the terms of such transaction or as otherwise agreed with the Company. The Company expects to enter into bilateral unwind agreements with each option counterparty to unwind and terminate its respective capped call transaction as of or shortly following the Redemption Date, with a termination value determined based on the market price of the Company’s common stock over a valuation period expected to end shortly prior to the Redemption Date and payable to the Company on or shortly following the Redemption Date, in each case, subject to extension.
In connection with unwinding and terminating the capped call transactions, the option counterparties and/or their respective affiliates are expected to unwind various derivative transactions with respect to the Company’s common stock and/or sell shares of the Company’s common stock or other securities of the Company in secondary market transactions. This activity may have the effect of decreasing (or reducing the size of any increase in) the market price of the Company’s common stock.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at www.encorecapital.com.
Cautionary Note Regarding Forward-Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contacts
Bruce Thomas
Encore Capital Group, Inc.
bruce.thomas@encorecapital.com